STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

March 3, 2010

Job Number: C20100303-2195
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20100136039-55	Certificate of Correction	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Kamlesh Bhardwaj
Certificate Number: C20100303-2195
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

090401

Filed in the office of	Document Number 20100136039-55
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/03/2010 7:50 AM
	Entity Number C8119-1987

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

NexMed, Inc. (C8119-1987)

2. Description of the original document for which correction is being made:

Certificate of Amendment to Amended and Restated Articles of Incorporation [Document Number 20050232009-23]

3. Filing date of the original document for which correction is being made: June 14, 2005

4. Description of the inaccuracy or defect.

Certain text was inadvertently omitted from the Attachment to Certificate of Amendment to Amended and Restated Articles of Incorporation of NexMed, Inc.

5. Correction of the inaccuracy or defect.

The words "Paragraph A of" should be inserted at the beginning of the introductory sentence "Article FIFTH of the Amended and Restated Articles of Incorporation of NexMed, Inc. (the "Corporation") is hereby amended to read in its entirety as follows:" in the Attachment to Certificate of Amendment to Amended and Restated Articles of Incorporation of NexMed, Inc.

6. Signature:

X [signature]

Authorized Signature | CEO **Title *** | **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members: a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.